Exhibit 99.1

Monster Digital Announces New Customer Agreement with ZUMM

SIMI VALLEY, CA – April 6, 2017 – Monster Digital, Inc. (Nasdaq: MSDI), (“Monster Digital” or “the Company”), which develops, markets and distributes Monster Digital® branded products for use in high-performance consumer electronics, mobile products and computing applications, today announced a new customer relationship with ZUMM Everything for Android.

ZUMM Everything for Android is positioned as the Android equivalent of an Apple store and sells exclusively anything that is related to Android operating systems. Plans are also underway to expand sales footprint into retail kiosks in major regional shopping malls. In addition, ZUMM showcases in a variety of high-profile events, providing high-visibility for Monster Digital’s full line of action cameras, virtual reality (VR) cameras and VR headsets. In March 2017, ZUMM offered Monster Digital products for sale at Comic Con FanX in Salt Lake City, where over 55,000 attendees gathered. At the event, the Company witnessed an almost non-stop line to view virtual reality videos on either Monster Digital's VR headset (MSRP $19.99) or Monster Digital's VR headset with audio (MSRP $39.99).

Robert Beatty, President of ZUMM Everything for Android, states, “Monster Digital’s products offer a great combination of quality and value for the price, and the Monster name is recognized and trusted by a large portion of the public. That’s why they are such a good fit for us.”

About Monster Digital, Inc.

Monster Digital develops, markets and distributes Monster branded products for use in high-performance consumer electronics, mobile products and computing applications. The Company designs and engineers premium action sports cameras and accessories, in addition to advanced data storage and memory products for professionals and consumers.

Monster Digital is a registered trademark of Monster Products, Inc. in the U.S. and other countries.

For more information about the company, please visit http://www.monsterdigital.com

About ZUMM Everything for Android

ZUMM EVERYTHING FOR ANDORID is a Franchise that sells exclusively anything related to Android operating systems. Think of us as the Android equivalent of an Apple store. The company's business model is simple: Find a regional mall near a populated geographical area and recruit a new Franchisee to establish a ZUMM EVERYTHING FOR ANDROID STORE; then work with the new Franchisee providing training, support, inventory fulfillment and expertise to maintain the highest level of success possible for the Franchisee. For more information, please visit zummusa.com.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements that relate to the prospects for sales within ZUMM’s stores, ZUMM’s proposed franchise expansion plan, an opportunity to sell products in a promising, new retail environment and ZUMM’s strategy to attend a variety of high-profile events.These statements relate to future events, future expectations, plans and prospects. Although Monster Digital believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Monster Digital has attempted to identify forward-looking statements by terminology including ''will be" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2017. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts:

Monster Digital, Inc.

David Olert, CFO

dolert@monsterdigital.com

Investors:

PCG Advisory

Vivian Cervantes

212-554-5482

vivian@pcgadvisory.com